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                                                                     Exhibit 4.2


                             BUSINESS OBJECTS S.A.

               1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN,
                               AS OF MAY 4, 1999


     The following constitute the provisions of the 1995 International Employee Stock Purchase Plan of Business Objects S.A, as amended pursuant to the extraordinary general meetings of shareholders of June 13, 1996, June 19, 1997, June 18, 1998 and May 4, 1999.



1.   Purpose.  The purpose of the Plan is to provide employees of the Company
     -------
and its Designated Subsidiaries with an opportunity to purchase Shares of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          (A) "ADR" shall mean an American Depositary Receipt evidencing
               ---
American Depositary Shares corresponding to Shares.

          (B) "ADS" shall mean an American Depositary Share corresponding to
               ---
Shares.

          (C) "Board" shall mean the Board of Directors of Business Objects S.A.
               -----

          (D) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (E) "Company" shall mean Business Objects S.A., a corporation
               -------
organized under the laws of the Republic of France.

          (F) "Compensation" shall mean all base straight time gross earnings
               ------------
and sales commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (G) "Custodian" shall mean Banque Paribas, or any successor or
               ---------
successors thereto.

          (H) "Depositary" shall mean the Bank of New York, or any successor or
               ----------
successors thereto.

          (I) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (J) "Employee" shall mean any individual who is an Employee of the
               --------
Company or a Designated Subsidiary for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (K) "Enrollment Date" shall mean the first day of each Offering
               ---------------
Period.

                                      -1-
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          (L) "Exercise Date" shall mean the last day of each Offering Period.
               -------------

          (M) "Fair Market Value" means, as of any date, the closing sale price
               -----------------
for one Share or one ADS (or such other fraction of an ADS which corresponds to one Share) (or the closing bid, if no sales were registered) as quoted on the system or exchange with the greatest volume of trading of Shares or ADSs, as reported is The Wall Street Journal, La Tribune, or such other source as the Board deems reliable, on the last Trading Day prior to the first day of the Offering Period, or on the last Trading Day of the Offering Period. When the Fair Market Value is obtained in U.S. dollars, it shall be the Euro value of the U.S. dollar value (which shall also be converted into French francs at the legal rate for the period provided for by the laws and regulation in force) of one Share, calculated on the basis of a noon buying rate reported on the Exercise Date by the Federal Reserve Bank of New York (expressed in Euros per one (1) U.S. dollar).

          (N) "Offering Period" shall mean a period of approximately six (6)
               ---------------
months, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, at the beginning of which an option may be granted and at the end of which an option may be exercised pursuant to the Plan. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (O) "Plan" shall mean this 1995 International Employee Stock Purchase
               ----
Plan.

          (P) "Purchase Price" shall mean an amount equal to 85% of the Fair
               --------------
Market Value of a Share on the Last Trading Day prior to the Enrollment Date or to 85% of the Fair Market Value of a Share on the Exercise Date, whichever is lower.

          (Q) "Shares" shall mean Ordinary Shares with a nominal value of French francs 1 each of the Company.

          (R) "Reserves" shall mean the maximum number of Shares of Common Stock
               --------
which have been authorized for issuance under the Plan pursuant to Section 12 hereof.

          (S) "Subsidiary" shall mean a corporation, domestic or foreign, of
               ----------
which not less than 50% of the voting rights are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (T) "Trading Day" shall mean a day on which national stock exchanges
               -----------
and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

          (U) "Trust" shall mean the trust created by the Business Objects S.A.
               -----
Employee Benefits Trust Agreement, attached hereto as Exhibit C.

          (V) "Trustee" shall mean the trustee or trustees of the Trust.
               -------

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     3.   Eligibility.
          -----------

          (A) Any Employee (as defined in Section 2(J)), who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

          (B) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined with reference to the fair market value of the ADSs at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.   Offering Periods.  The Plan shall be implemented by consecutive
          ----------------
Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   Participation.
          -------------

          (A) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's or a Designated Subsidiary's payroll office prior to the applicable Enrollment Date.

          (B) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6.   Payroll Deductions.
          ------------------

          (A) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount, together with amounts contributed under the Company's Plan d'Epargne d'Entreprise (the "Employee Savings Plan"), not to exceed ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (B) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. After the last payday in an Offering Period such payroll deductions shall be transferred to the Trust as soon as practicable. Funds may be advanced by a Designated Subsidiary to the Trust, or by the Trust to the Company, as necessary or convenient under any applicable law or regulation. A participant may not make any additional payments into his or her account, either with the Company, a Designated Subsidiary, or the Trust.

          (C) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company or a Designated Subsidiary a new subscription agreement authorizing a change in payroll deduction rate. The Board or board of directors of a Subsidiary, as the case may be, may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's or Designated Subsidiary's receipt of the new subscription agreement unless the Company or Designated Subsidiary elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

          (D) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0%. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in
Section 10 hereof.

          (E) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's or Designated Subsidiary's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or Designated Subsidiary may, if required by the laws of the country of residence of the participant, withhold from the participant's compensation the amount necessary for the Company or Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.   Grant of Option.  On the Enrollment Date of each Offering Period, each
          ---------------
eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Shares of the Company's Common Stock (in the form of ADSs) determined by dividing such Employee's payroll deductions accumulated and transferred to the Trust on or prior to such Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 500 Shares, subject to adjustment as provided in Section 18 hereof; and provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in
Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8. Exercise of Option. With respect to each Exercise Date, the Company
        ----------------
shall issue Shares to the Trust in accordance with Section 1.3 of the Trust, sufficient to meet its obligations to participating Employees under the Plan. Unless a participant withdraws from the Plan as provided in Section 10 hereof, notice of exercise of his or her option shall be deemed to have been given by the participant and his or her option for the purchase of Shares (in the form of ADSs) shall be exercised automatically by the Trustee on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such participant by the Trustee at the applicable Purchase Price with the accumulated payroll deductions in his or her account with the Trust, and transferred to the Custodian to be deposited by the Custodian with the Depositary as ADSs; provided, however, no Shares shall be purchased which would result in the Employee receiving a fractional ADS; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full ADS shall be retained in the participant's account for use in the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account (whether due to withdrawal by the participant from the Plan pursuant to Section 10, termination of the Plan in accordance with Section 19, or otherwise) after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase ADSs hereunder is exercisable only by him or her.

     9.   Delivery.  As promptly as practicable after each Exercise Date on
          --------
which a purchase of Shares occurs, the Trustee shall arrange the delivery of ADSs to the Depositary by the Custodian representing the Shares purchased upon exercise of options by the Trustee for the participating Employees.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (A) A participant may withdraw all but not less than all the payroll deductions credited to his or her account with the Company or Designated Subsidiary at any time prior to the transfer of funds made pursuant to Section 6(b) by giving written notice to the Company or Designated Subsidiary in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of ADSs will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company or Designated Subsidiary a new subscription agreement.

          (B) Upon a participant's ceasing to be an Employee (as defined in Section 2(J) hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated; provided, however, that any payroll deductions held by the Trust in an individual account for an Employee shall be subject to the terms of such Trust. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

          (C) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
participant in the Plan.

     12.  Stock.
          -----

          (A) The maximum number of Shares authorized for issuance under the Plan shall be 325,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Capital increases to meet the Company's obligations under the Plan shall be determined and approved at extraordinary shareholders' meeting to be held at the same time as the annual shareholders' meetings of the Company, as necessary.

          (B) The Board shall from time to time reserve and issue to the Trust a number of shares sufficient to meet its obligations under the current Offering Period of the Plan. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall distribute all of the Shares remaining available for purchase under the Plan to the Trust, which shall make a pro rata allocation to the participating Employees.

          (C) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

          (D) ADSs to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, or in street name to be deposited with a broker.

     13.  Administration.
          --------------

          The Plan shall be administered by the Board (or a committee thereof) or the board of directors of a participating Subsidiary (or a committee thereof), as the case may be. Such board or committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan with respect to any Employee of such Company or Subsidiary; provided, however, that any such construction, interpretation, application, determination and/or adjudication shall be subject to any terms, constructions, conditions, provisions, interpretations, determinations, adjudications, or decisions as may be adopted or made by the Board from time to time. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     14.  Designation of Beneficiary.
          --------------------------

          (A) A participant, except for a participant who is an Employee of Business Objects U.K., may file a written designation of a beneficiary who is to receive any ADSs and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such ADSs and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (B) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall cause such ADSs and/or cash to be delivered to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may cause such ADSs and/or cash to be delivered to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive ADSs under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16.  Use of Funds.  All payroll deductions received or held by the Company
          ------------
or Subsidiary under the Plan for its Employees may be used by the Company or such Subsidiary, as the case may be, for any corporate purpose, and the Company or Subsidiary shall not be obligated to segregate such payroll deductions. Notwithstanding the preceding sentence, all payroll deductions transferred to and held by the Trust shall be used solely by the Trust as specified in the Trust agreement attached hereto as Exhibit C.

     17.  Reports.  Individual accounts will be maintained for each
          -------
participating Employee by the Company or the Designated Subsidiary as well as the Trust. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of ADSs purchased and the remaining cash balance, if any, for the period covered by such statement.

     18.  Adjustments Upon Changes in Capitalization.
          ------------------------------------------

          (A) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the Reserves shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (B) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Offering Period and the Plan will terminate immediately prior to the consummation of such proposed action and any and all accumulated payroll deductions will be returned to the participating Employees in accordance with Section 19(a), unless otherwise provided by the Board.

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          (C) Merger or Asset Sale.  In the event of a proposed sale of all or
              --------------------
substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19.  Amendment or Termination.
          ------------------------

          (A) The Board, but not the board of directors of a Subsidiary, may at any time and for any reason terminate or amend the Plan. Except as provided in
Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. In the event that an Offering Period is terminated (or the Plan is terminated during an Offering Period), any and all accumulated payroll deductions shall be returned to the participating Employees. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under
Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (B) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's or Designated Subsidiary's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20.  Notices.  All notices or other communications by a participant to the
          -------
Company or Designated Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Designated Subsidiary at the location, or by the person, designated by the Company or Designated Subsidiary for the receipt thereof.

     21.  Conditions Upon Issuance.  Neither Shares nor ADSs or ADRs shall be
          ------------------------
issued with respect to an option unless the exercise of such option and the issuance and delivery of such ADSs or ADRs pursuant thereto, as well as the issuance of shares from the Company to the Trust and the transfer of shares from the Trust to the Custodian, shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, French Law No. 66-537 of July 24, 1966 relating to commercial companies, and the requirements of any stock exchange upon which the Shares or ADSs may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company or Trustee may require the person exercising such option to represent and warrant at the time of any such exercise that the ADSs are being purchased only for investment and without any present intention to sell or distribute such ADSs if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.  Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

     23.  Governing Law and Jurisdiction.  This Plan shall be governed by and
          ------------------------------
construed in accordance with the laws of the State of California, except for that body of law pertaining to conflicts of laws.

                                   Exhibit A
                                   ---------


                             BUSINESS OBJECTS S.A.
                             ---------------------

                1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                            PARTICIPATION AGREEMENT

                             [U.S. Employees Only]


_____ Original Application                         Enrollment Date: __________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.   _____________________________________ hereby elects to participate in the
     Business Objects S.A. 1995 International Employee Stock Purchase Plan (the "International Employee Stock Purchase Plan") and to purchase ADSs of the Company in accordance with this Participation Agreement and the International Employee Stock Purchase Plan.

2. I hereby authorize the Company or any Designated Subsidiary of which I am an Employee to make payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (together with amounts contributed under the Employee Savings Plan, not to exceed 10%) during the Offering Period in accordance with the International Employee Stock Purchase Plan. (Please note that only whole percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of ADSs at the applicable Purchase Price determined in accordance with the International Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used by the Trustee to automatically exercise my option.

4. I have received a copy of the complete "International Employee Stock Purchase Plan." I understand that my participation in the International Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Participation Agreement may be subject to obtaining shareholder approval of the International Employee Stock Purchase Plan, any Exhibit thereto and/or any amendment thereto.

5. ADSs purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):
     __________________________________________

6. I understand that if I dispose of any ADSs received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such ADSs), I will be treated for United States federal income tax purposes (if subject to such taxes) as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the ADSs at the time such ADSs were purchased by me over the price which I paid for the ADSs. I
                                                                               -
     hereby agree to notify the Company in writing within 30 days after the date
     ---------------------------------------------------------------------------
     of any disposition of ADSs and I will make adequate provision for Federal,
     --------------------------------------------------------------------------
     state or other tax withholding obligations, if any, which arise upon the
     ------------------------------------------------------------------------
     disposition of the ADSs.  The Company or any of its Subsidiaries may, but
     -----------------------
     will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company or any of its Subsidiaries any tax deductions or benefits attributable to sale or early disposition of ADSs by me. If I dispose of such ADSs at any time after the expiration of the 2-year holding period, I understand that I will be treated for United States federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the ADSs at the time of such disposition over the purchase price which I paid for the ADSs, or (2) 15% of the fair market value of the ADSs on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the International Employee Stock Purchase Plan. The effectiveness of this Participation Agreement is dependent upon my eligibility to participate in the International Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and ADSs due me under the Employee Stock Purchase Plan:



NAME: (Please print) ___________________________________________________________
                            (First)         (Middle)             (Last)

__________________________                 _____________________________________
Relationship to Employee                           (Address)
                                           _____________________________________
                                                           (Address)

NAME: (Please print) ___________________________________________________________
                            (First)         (Middle)             (Last)

__________________________                 _____________________________________
Relationship to Employee                           (Address)
                                           _____________________________________
                                                           (Address)

Employee's Social
Security Number:                           _____________________________________

Employee's Address:                        _____________________________________

                                           _____________________________________


I UNDERSTAND THAT THIS PARTICIPATION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated: ___________________                 _____________________________________
                                            Signature of Employee



                                           _____________________________________
                                           Spouse's Signature
                                           (If beneficiary other than spouse)

                                  Exhibit A-1
                                  -----------


                             BUSINESS OBJECTS S.A.
                             ---------------------

                1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                            PARTICIPATION AGREEMENT

                             [Non-U.S. Employees]


_____ Original Application                         Enrollment Date: __________
_____ Change in Payroll Deduction Rate


1.   _____________________________________ hereby elects to participate in the
     Business Objects S.A. 1995 International Employee Stock Purchase Plan (the "International Employee Stock Purchase Plan").

2. I hereby authorize the Company or any Designated Subsidiary of which I am an Employee to make payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (together with amounts contributed under the Company's Employee Savings Plan, not to exceed 10%) during the Offering Period in accordance with the International Employee Stock Purchase Plan. (Please note that only whole percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated in order to exercise the option(s) granted to me pursuant to the International Employee Stock Purchase Plan and to purchase ADSs representing Shares at the applicable Purchase Price determined in accordance with the International Employee Stock Purchase Plan. I understand that if I do not elect to withdraw from an Offering Period, any accumulated payroll deductions will be used by the Trustee to automatically exercise my option.

4. I have received a copy of the complete International Employee Stock Purchase Plan. I understand that my participation in the International Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Participation Agreement may be subject to obtaining shareholder approval of the International Employee Stock Purchase Plan, any Exhibit thereto and/or any amendment thereto.

5. ADSs purchased for me under the Employee Stock Purchase Plan should be issued in the name of (Employee Only):
     __________________________________________

6. I understand that, notwithstanding any other provision of this Participation Agreement or the International Employee Stock Purchase Plan:

     (A) neither the International Employee Stock Purchase Plan nor this Participation Agreement shall form any part of any contract of employment between the Company or any Designated Subsidiary and any Employees of any such company, and it shall not confer on any participant any legal or equitable rights (other than those constituting the Options themselves) against the Company or any Designated Subsidiary, directly or indirectly, or give rise to any cause of action in law or in equity against the Company or any subsidiary;

     (B) the benefits to participants under the Plan shall not form any part of their wages, pay or remuneration or count as wages, pay or remuneration for pension fund or other purposes;

     (C) in no circumstances shall any Employee on ceasing to hold his or her office or employment by virtue of which he or she is or may be eligible to participate in the International Employee Stock Purchase Plan be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan, which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise."

     (D) the Company expressly retains the right to terminate the International Employee Stock Purchase Plan at any time and that I will have no right to continue to receive option grants under the International Employee Stock Purchase Plan in such event.

7. I understand that I may be subject to taxation as a result of my participation under the International Employee Stock Purchase Plan. I have consulted any tax advisors in connection with my participation under the International Employee Stock Purchase Plan that I deem advisable, and have not relied on the Company for tax advice.

8. I hereby agree to be bound by the terms of the International Employee Stock Purchase Plan. The effectiveness of this Participation Agreement is dependent upon my eligibility to participate in the International Employee Stock Purchase Plan.

I UNDERSTAND THAT THIS PARTICIPATION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Employee's Taxpayer
Identification Number:             ___________________________________


Employee's Address:                ___________________________________

                                   ___________________________________

                                   ___________________________________

Dated: ___________________         ___________________________________
                                   Signature of Employee

                                   Exhibit B
                                   ---------


                             BUSINESS OBJECTS S.A.
                             ---------------------

                1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                             NOTICE OF WITHDRAWAL



     The undersigned participant in the Offering Period of the Business Objects
S.A.        1995 International Employee Stock Purchase Plan which began on
___________ 19____ (the "Enrollment Date") hereby notifies the Company or Designated Subsidiary that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company or Designated Subsidiary to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with the Company or Designated Subsidiary with respect to such Offering Period. The undersigned understands and agrees that his or her Option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of ADSs in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company or Designated Subsidiary a new Participation Agreement.


                                    Name and Address of Participant:

                                    _______________________________

                                    _______________________________

                                    _______________________________


                                    Signature:

                                    _______________________________


                                    Date: _________________________